UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2010

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2010, the Board of Directors of Evans Bancorp, Inc. (the "Company") approved the voluntary transfer of the listing of the Company’s common stock to the NYSE Amex LLC ("NYSE Amex") from the NASDAQ Stock Market LLC ("NASDAQ") and authorized the Company’s management to take all necessary action to effect the transfer of the listing and trading of the Company’s common stock from NASDAQ to the NYSE Amex.
The Company’s common stock has been approved for listing on the NYSE Amex, and will continue to trade on the NASDAQ Global Market until the transfer is complete. The Company expects that its common stock will commence trading on the NYSE Amex under the symbol "EVBN" at the opening of the market on December 27, 2010, and that the withdrawal of the Company’s listing on NASDAQ will become effective on the same date.
A copy of the Company’s press release announcing the transfer of the listing of the Company’s common stock to the NYSE Amex is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release issued by Evans Bancorp, Inc. on December 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

December 15, 2010	By:	/s/David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Evans Bancorp, Inc. on December 15, 2010